                                                                   EXHIBIT 10(K)



                         FIRST CHICAGO NBD CORPORATION

                   SUPPLEMENTAL SAVINGS AND INVESTMENT PLAN



                           Effective January 1, 1997

              FIRST CHICAGO NBD CORPORATION SUPPLEMENTAL SAVINGS     DRAFT
              --------------------------------------------------     3-20-97
                              AND INVESTMENT PLAN
                              -------------------
                           Effective January 1, 1997



          1.   Purpose.  The purpose of the First Chicago NBD Corporation
               -------
Supplemental Savings and Investment Plan ("Supplemental Plan") is to provide supplemental benefits to certain employees described in Section 3 below of First Chicago NBD Corporation and its subsidiaries (collectively the "Corporation") who are participants in the First Chicago NBD Corporation Savings and Investment Plan ("SIP") and whose ability to make contributions to the SIP is limited because of Sections 401(a)(17), 401(k)(3), 401(m), 402(g) or 415 of the Internal Revenue Code of 1986, as amended (the "Code") (or any comparable section or sections of any future legislation that amend, supplement or supersede those sections).

This Supplemental Plan is an amendment and restatement of the First Chicago Corporation Supplemental Savings Incentive Plan. The rights and benefits of any Participant whose employment terminated prior to January 1, 1997 will be governed by the Plan as in effect on the date of the Participant's termination of employment.

          2.   Definitions.  Unless the context clearly implies or indicates the
               -----------
contrary, a word, term or phrase used or defined in the SIP is similarly used or defined in the Supplemental Plan.

The masculine pronoun whenever used herein is deemed to include the feminine and the singular shall be deemed to include the plural whenever the context requires.

          3.   Eligibility.  Each individual who, on or after January 1, 1997,
               -----------
is a participant in the SIP and whose contributions thereto are limited because of the application of Sections 401(a)(17), 402(g) or 415 of the Code shall be eligible to participate in this Supplemental Plan. In addition, any such individual whose contributions to the SIP would have been limited thereto because of the application of Sections 401(k)(3) or 401(m) of the Code and whose contributions to the SIP would have been limited by any of the Code Sections described in the previous sentence but for the earlier application of Sections 401(k)(3) and 401(m) of the Code shall also be eligible to participate in this Supplemental Plan.

          4.   Participation.  An individual eligible to participate pursuant to
               -------------
Section 3 above shall participate in this Supplemental Plan automatically pursuant to his election under the SIP and shall participate in the same manner with the same rights and under the same terms and conditions as his participation under the SIP, except as may otherwise be prescribed herein. The Committee shall notify each participant of his automatic participation.

          5.   Supplemental Benefit.  A participant hereunder shall be entitled
               --------------------
to a distribution of his account balance equal to the amount of Before-Tax Contributions and Matching Contributions that would have been made to the SIP on his behalf but for the application of Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415 of the Code, adjusted for the investment results attributable to such contributions had such contributions been invested in the Investment Funds in the same manner and proportions as contributions made on his behalf to the SIP were invested under the SIP.

          6.   Distribution of Account Balances.  A participant's account
               --------------------------------
hereunder shall be distributed in cash in one lump sum payment as soon as practicable following the Participant's termination of employment. A participant shall have no right to an in-service distribution except: (i) in the case of a participant's total and permanent disability as defined in The First Chicago NBD Corporation Personal Pension Account Plan, or (ii) in the case of a Change of Control (as defined in the First Chicago NBD Corporation Stock Performance
Plan). A participant shall not have the right to receive any portion of his distribution in Company Stock.

               Notwithstanding the above, in the event of a Change of Control, a participant shall have his account balance distributed to him in a lump sum as soon as practicable following such Change of Control.

          7.   Survivor's Benefits.  In the case of a participant's death before
               -------------------
distribution of his entire account balance under this Supplemental Plan, the remaining account balance will be distributed to the Designated Beneficiary in a lump sum.

          8.   No Right to Withdrawal or Loans During Employment.  Except as
               -------------------------------------------------
otherwise provided in Section 6 above with respect to a Change of Control or in the case of a total and permanent disability as defined in The First Chicago NBD Corporation Personal Pension Account Plan, no form of in-service distribution, including withdrawals or loans, shall be permitted under the Supplemental Plan.

          9.   Administration.  The Supplemental Plan shall be administered by
               --------------
the Committee and its decision on any matter involving the interpretation of the Supplemental Plan shall be binding on everyone; provided, however, that a Committee member may not take any action with respect to any benefits payable to him under the Supplemental Plan unless he could take such action even if he were not a Committee member.

          10.  Prohibition of Alienation.  Except as to a payment required under
               -------------------------
a qualified domestic relations order, as defined in Section 414(p) of the Code, benefits under the Supplemental Plan may not be anticipated, alienated, assigned or encumbered and any attempt to do so shall be void.

          11.  Records.  All records held by the Corporation's Human Resources
               -------
Department with respect to an employee shall be binding upon everyone for purposes of the Supplemental Plan.

          12.  Amendment and Termination.  The Corporation, by a resolution of
               -------------------------
the Organization, Compensation and Nominating Committee of the Board of Directors or by anyone authorized by the Board of Directors, may amend or terminate the Supplemental Plan at any time; provided, however, that, except as may otherwise be required by law, no such amendment to or termination of the Supplemental Plan shall reduce the benefits to which a participant (or his Designated Beneficiary) is entitled under the Supplemental Plan as of the date of such amendment or termination.

          13.  Financing of Supplemental Plan Benefits.  Any benefits payable to
               ---------------------------------------
a participant under the Supplemental Plan shall be financed from the general assets of his employer, and no participant, or group of participants, shall acquire any claim upon any specific asset of an employer solely by reason of his being a participant in the Supplemental Plan. This paragraph shall not prohibit the Corporation from transferring assets to a grantor trust for the purpose of providing benefits hereunder, which grantor trust shall remain subject to the claims of creditors. The accounting and recordkeeping of this Supplemental Plan shall be entirely separate from any other plan.

          14.  Benefits Intended for Select Group of Management or Highly
               ----------------------------------------------------------
Compensated Employees.  This Supplemental Plan is intended to be maintained
---------------------
primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and shall be interpreted and administered accordingly.

          15.  Controlling Laws.  To the extent not superseded by Federal laws,
               ----------------
the laws of Illinois (except its laws of conflict) shall be controlling in all matters relating to the Supplemental Plan.

                                       6